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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2008
Date of Report (Date of earliest event reported)

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 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities

On November 17th, 2008 GlobalSCAPE communicated that it would close its Andover, MA office effective December 31, 2008 and consolidate all operations to the San Antonio, TX location. GlobalSCAPE expects that the consolidation will improve operating efficiencies associated with development and support of the products acquired in the acquisition of Availl, Inc in 2006.

As a result of this decision, four employees separated from the company and GlobalSCAPE offered relocation packages to the remainder. Depending on how many employees accept relocation packages, the Company expects to incur a total charge between $120,000 and $226,000 in the fourth quarter of 2008 related to this plan. Of this total, between $64,000 and $170,000 is related to severance and relocation costs. The remainder of the charge includes $56,000 relating to lease payments on the Andover office space. The lease on the Andover office expires in October 2009 and the Company would be liable for all remaining payments if the space cannot be sublet. Other costs associated with this plan are not expected to be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.
By:	/s/ Mendy Marsh
Mendy Marsh, Vice President and Chief Financial Officer
Dated: November 19, 2008